                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


              NS GROUP ANNOUNCES EARLY REDEMPTION OF $17.0 MILLION
                             IN SENIOR SECURED NOTES


NEWPORT, KY. -(BUSINESS WIRE)-- April 2, 2003 - NS Group, Inc. (NYSE: NSS) announced today that it has instructed its trustee to make an early redemption call for $17.0 million of its $33.8 million principal amount 13 1/2 percent senior secured notes due in July 2003. The redemption, which will be on May 5, 2003, is at par plus accrued interest. Payment will be funded from existing liquidity sources including cash and the Company's credit facility.

Huntington National Bank, the trustee under the senior secured note indenture, will deliver formal notices to the noteholders.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NS GROUP DOES NOT UNDERTAKE ANY OBLIGATIONS TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.


                               ##################


CONTACT:      LINDA A. PLEIMAN
              DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
              (859) 292-6814
              WWW.NSGROUPONLINE.COM